Exhibit 99.1
NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701

Company contact:
Christina W. Hagan
Chief Financial Officer
(800) 332-9766
www.dawson3d.com
Dawson Geophysical to Issue Third Quarter 2007 Results and Hold Investor Conference Call
MIDLAND, Texas, July 23 /PRNewswire-FirstCall/ — Dawson Geophysical Company (Nasdaq: DWSN) announced today that it plans to publicly release financial results for the quarter ended June 30, 2007, the Company’s third quarter of fiscal 2007, before the market opens on Wednesday, August 1, 2007. An investor conference call to review the third quarter results will be held on Wednesday, August 1, 2007, at 9:00 a.m. Central Time.

Date:	Wednesday, August 1, 2007

Time:	10:00AM EDT
9:00AM CDT
8:00AM MDT
7:00AM PDT

Call:	(866) 322-9730 (US/Canada) and (706) 679-6054 (International)
Passcode 7329686

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available through Thursday August 2, 2007, at (800) 642-1687 (US/Canada), (706) 645-9291 (International), Passcode 7329686 and available for 30 days on the Company’s web site at http://www.dawson3d.com
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to manage growth, the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2006. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Source: Dawson Geophysical Company